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                                  $133,000,000

                           PUTNAM MUNICIPAL BOND FUND
                        (a Massachusetts business trust)

               AUCTION RATE MUNICIPAL PREFERRED SHARES ["AMPS"(R)]

                              2,920 Shares Series A

                              2,400 Shares Series B

                    Liquidation Preference $25,000 Per Share

                               PURCHASE AGREEMENT



                                                                October __, 2001
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10281-1201

         As Representative of the Several Underwriters

Dear Sirs and Mesdames:

                  Putnam Municipal Bond Fund, a Massachusetts business trust (the "Fund"), and Putnam Investment Management, LLC, a Delaware limited liability company (the "Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Representative") and the other Underwriters named on Schedule I hereto (the "Underwriters") with respect to the sale by the Fund and the purchase by the Underwriters of 2,920 Auction Rate Municipal Preferred Shares of beneficial interest, Series A of the Fund (the "Series A AMPS") and 2,400 Auction Rate Municipal Preferred Shares of beneficial interest, Series B of the Fund (the "Series B AMPS"), all without par value and with a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared). The Series A AMPS and Series B AMPS are herein collectively referred to as the "Shares". The Underwriters will purchase Shares as set forth on said Schedule I.

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(R) Registered trademark of Merrill Lynch & Co., Inc.

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                  Prior to the purchase and public offering of the Shares by the
Underwriters, the Fund and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Fund and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

                  The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-68370) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement also constitutes an amendment to the registration statement of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and the published rules and regulations of the Commission under the 1940 Act (together with the published rules and regulations under the 1933 Act, the "Rules and Regulations") and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. The Fund will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required pursuant to the terms hereof. Such registration statement (as amended at the time it becomes effective, if applicable) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 of the Rules and Regulations), as from time to time amended or supplemented pursuant to the 1933 Act, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether such revised prospectus is required to be filed by the Fund pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations) the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If the Fund elects to rely on Rule 434 of the Rules and Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Fund in reliance on Rule 434 of the Rules and Regulations (the "Rule 434 Prospectus"). If the Fund files a registration statement to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include both the registration statement referred to above (No. 333-68370) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

                  The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

                  SECTION 1. Representations and Warranties. (a) The Fund and the Adviser each severally represents and warrants to the Underwriters as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

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                                    (i) At the time the Registration Statement
                           becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by the Underwriters expressly for use in the Registration Statement or Prospectus and, with respect to the representations and warranties of the Fund, shall not apply to the description of the Investment Advisor contained in the Prospectus under the caption "Management of the Fund".

                                    (ii) The accountants who certified the
                           financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

                                    (iii) The financial statements included in
                           the Registration Statement present fairly the financial position of the Fund as of the dates indicated; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                                    (iv) Since the date as of which information
                           is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, of the Fund, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, (b) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of business and (c) except for regular monthly dividends on the outstanding common shares of beneficial interest, without par value, of the Fund (the "Common Shares") there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of the Common Shares.

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                                    (v) The Fund has been duly established and
                           is validly existing as a voluntary association (commonly referred to as a business trust) under the laws of The Commonwealth of Massachusetts; the Agreement and Declaration of Trust, as it may have been amended (the "Declaration of Trust"), pursuant to which the Fund was established, confers on the trustees named therein, and their successors in trust, power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; the Fund is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and the Fund has no subsidiaries.

                                    (vi) The Fund has filed with the Commission
                           a notification on Form N-8A of the registration of the Fund as a closed-end, management investment company under the 1940 Act and is registered with the Commission under the 1940 Act as a closed-end, management investment company. The Fund since its formation has been, and at all times through the consummation of the transactions contemplated hereby will be, in compliance in all material respects with the terms and conditions of the 1933 Act and the 1940 Act and the Rules and Regulations.

                                    (vii) The authorized, issued and outstanding
                           Common Shares of the Fund are as set forth in the Prospectus under the caption "Capitalization"; the outstanding Common Shares have been duly authorized and validly issued and are fully paid and nonassessable (except as set forth in the Prospectus); the Shares, upon the redemption of the Existing Preferred Shares (as defined in the Prospectus), will be duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable (except as set forth in the Prospectus); the Common Shares, and the Shares conform in all material respects to all statements relating thereto contained in the Prospectus; the issuance of the Shares to be purchased by the Underwriters is not subject to preemptive or other similar rights; and this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Fund.

                                    (viii) The Fund is not in violation of its
                           Declaration of Trust or the amended and restated by-laws of the Fund (the "By-laws") or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to

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                           which it is a party or by which it or its
                           properties may be bound; and the execution, delivery and performance of this Agreement, the Pricing Agreement and the Management Contract (as used herein, the "Management Contract") and the Custodian Agreement dated June 1, 2001 among the Fund, certain affiliates of the Fund and Putnam Fiduciary Trust Company (the "Custodian Agreement") and the Investor Servicing Agreement dated June 3, 1991 pursuant to which Putnam Fiduciary Trust Company acts as the dividend disbursing agent, transfer agent and registrar of the Fund's Common Shares (the "Investor Servicing Agreement") and the Letter of Representations to be entered into by the Fund, Deutsche Bank and The Depository Trust Company (the "Letter of Representations") and the Auction Agent Agreement referred to in the Registration Statement (the "Auction Agent Agreement") and the consummation of the transactions contemplated herein and therein, upon the approval by the Fund's Trustees of Amendment No. 6 to the By-laws in substantially the form filed with the Commission as an exhibit to the Registration Statement the redemption of the Existing Preferred Shares, will be duly authorized by all necessary trust action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject; nor, upon the approval by the Fund's Trustees of Amendment No. 6 to the By-laws in substantially the form filed with the Commission as an exhibit to the Registration Statement the redemption of the Existing Preferred Shares, will such action result in any violation of the provisions of the Declaration of Trust or the By-laws or, to the best of its knowledge, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Fund of the transactions contemplated by this Agreement, the Pricing Agreement, the Management Contract, the Investor Servicing Agreement, the Custodian Agreement, the Auction Agent Agreement or the Letter of Representations, except such as has been obtained under the 1940 Act or as may be required under the 1933 Act, or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                                    (ix) The Management Contract, the Investor
                           Servicing Agreement and the Custodian Agreement have each been duly authorized, executed and delivered by the Fund and comply with all applicable provisions of the 1940 Act.

                                    (x) The Fund owns or possesses or has
                           obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as contemplated in the Prospectus.

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                                    (xi) There is no action, suit or proceeding
                           before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened against the Fund which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund, or might materially and adversely affect the properties or assets of the Fund; and there are no material contracts or documents of the Fund which are required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so filed.

                                    (xii) Except for the trademark "AMPS"(R) and
                           the name "Putnam," the Fund owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by it, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Fund.

                                    (xiii) The Auction Agent Agreement and the
                           Letter of Representations have each been duly authorized for execution and delivery by the Fund and, when executed and delivered by the Fund, will each constitute a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles.

                           (b)      The Adviser represents and warrants to
the Underwriters as follows:

                                    (xiv) The Adviser has been duly incorporated
                           as a limited liability company under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus.

                                    (xv)The Adviser is duly registered as an
                           investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such Acts, from acting under the Management Contract for the Fund as contemplated by the Prospectus.

                                    (xvi) This Agreement has been duly
                           authorized, executed and delivered by the Adviser; the Management Contract has been duly

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                           authorized, executed and delivered by the Adviser and
                           constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and neither the execution and delivery of this Agreement or the Management Contract nor the performance by the Adviser of its obligations hereunder or thereunder conflict with or will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice or lapse of time or both, a default under, any material agreement or instrument to which the Adviser is a party or by which the Adviser is bound, or any law, order, rule of regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations.

                                    (xvii) The Adviser has the financial
                           resources available for the performance of its services and obligations as contemplated in the Prospectus.

                           (c)      Any certificate signed by any officer of the
Fund or the Adviser and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Underwriters as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell the Shares to the Underwriters and the Underwriters agree to purchase the Shares from the Fund at the price per share set forth in the Pricing Agreement.

                             (1) If the Fund has elected not to rely
         upon Rule 430A under the Rules and Regulations, the initial public offering price and the purchase price per share to be paid by the Underwriters for the Shares have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                             (2) If the Fund has elected to rely upon Rule 430A under the Rules and Regulations, the purchase price per share to be paid by the Underwriters for the Shares shall be an amount equal to the applicable initial public offering price, less an amount to be determined by agreement between the Underwriters and the Fund. The initial public offering price per share shall be a fixed price to be determined by agreement between the Underwriters and the Fund. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been

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         executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, except as provided in Section 5, unless otherwise agreed to by the Fund, the Adviser and the Underwriters.

                           (b)      Payment of the purchase price for, and
delivery of certificates for, the Shares shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 or at such other place as shall be agreed upon by the Underwriters and the Fund, at 10:00 A.M. on the third business day following the date the Registration Statement becomes effective or, if the Fund has elected to rely upon Rule 430A of the Rules and Regulations, the third business day after execution of the Pricing Agreement, (or, if pricing takes place after 4:30 P.M. on either the date the Registration Statement becomes effective or the date of execution of the Pricing Agreement, as applicable, the fourth business day after such applicable date), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Fund (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Fund by Federal funds check or checks or similar same-day funds payable to the order of the Fund, against delivery to the Underwriters for their account of certificates for the Shares to be purchased by the Underwriters. The Series A AMPS and Series B AMPS each shall be represented by a certificate registered in the name of Cede & Co., as nominee for The Depository Trust Company. The certificates for the Shares will be made available for examination and packaging by the Underwriters not later than 10:00 A.M. on the last business day prior to Closing Time.

                  SECTION 3. Covenants of the Fund. The Fund covenants with the Underwriters as follows:

                           (a)      The Fund will use its best efforts to cause
the Registration Statement to become effective under the 1933 Act, and will advise the Underwriters promptly as to the time at which the Registration Statement becomes so effective.

                           (b)      The Fund will notify the Underwriters
immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) when the Prospectus has been timely filed pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations, whichever is applicable under the Rules and Regulations, (iii) of the receipt by the Fund of any comments from the Commission, (iv) of any request by the Commission to the Fund for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance to the Fund by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Fund will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Fund elects to rely on Rule 434 of the Rules and Regulations, the Fund will prepare a term sheet that complies with the requirements of Rule 434 of the Rules and Regulations and the Fund will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

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                           (c)      During any period in which the Underwriters
are required to deliver a prospectus in connection with the sale or offer of Shares until 90 days after the Closing Time, the Fund will give the Underwriters notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Underwriters in connection with the offering of the Shares, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations, or any term sheet prepared in reliance on Rule 434 of the Rules and Regulations), whether pursuant to the 1940 Act, the 1933 Act, or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object.

                           (d)      The Fund will deliver to the Underwriters,
as soon as practicable, two signed copies of the Registration Statement as originally filed and of each amendment thereto, in each case with two sets of the exhibits filed therewith, and will also deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto (but without exhibits to the Registration Statement or any such amendment) for the Underwriters.

                           (e)      The Fund will furnish to the Underwriters,
from time to time during the period when the Prospectus is required to be delivered under the 1933 Act until 90 days after the Closing Time, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act, the 1940 Act or the Rules and Regulations.

                           (f)      During any period in which the Underwriters
are required to deliver a prospectus in connection with the sale or offer of Shares until 90 days after the Closing Time, if any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Fund will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriters a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters), so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading; and, in case the Underwriters are required to deliver a Prospectus nine months or more after the effective date of the Registration Statement in connection with sales of any of the Shares, the Fund will prepare promptly, upon request of such Underwriters, and at the expense of such Underwriters, such amendment or amendments to the Registration Statement, and such Prospectus, as may be necessary to permit compliance with the 1933 Act, the 1940 Act and the Rules and Regulations.

                           (g)      The Fund will endeavor, in cooperation with
the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and

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other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for a period of not less than one year after the date hereof. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided; provided, however, the Fund shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.

                           (h)      The Fund will make generally available to
its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby an earning statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve month period beginning not later than the first day of the Fund's fiscal quarter next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

                           (i)      If, at the time that the Registration
Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Rules and Regulations, then immediately following the execution of the Pricing Agreement, the Fund will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 497(h) of the Rules and Regulations copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

                           (j)      Until 30 days after the date of this
Agreement, the Fund will not, without the Underwriters' prior consent, offer or sell, or enter into any agreement to sell, any equity related securities of the Fund other than the Shares and the Common Shares issued in reinvestment of dividends or distributions.

                           (k)      The Fund will use the proceeds of the sale
of the Shares as set forth in the Prospectus under the Caption "Use of Proceeds."

                  SECTION 4. Covenants of the Underwriters. The Underwriters covenant and agree with the Fund that as soon as practicable after Closing Time, but not later than the fifth business day after Closing Time, the Underwriters will provide the Fund and the Auction Agent with (i) a list of the Beneficial Owners (as such term is defined in the By-Laws of the Fund) (other than the Underwriters) in whose names Shares are to be registered in the books to be maintained by the Auction Agent and the respective numbers of Shares acquired by such Beneficial Owners from the Underwriters and (ii) the number of Shares they are holding as Beneficial Owners for their own account and (on an aggregate basis) as nominee for the accounts of others as of the date of such notice.

                  SECTION 5. Payment of Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, (iii) the fees and disbursements of the Fund's counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel

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for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery to the Underwriters of copies of the registration statement as originally filed and of each amendment thereto, of the preliminary prospectuses and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and (vii) the fees charged by rating agencies for the rating of the Shares.

                  If this Agreement is terminated by the Underwriters because of the failure of the Fund or the Adviser to comply with the terms of this Agreement or to use its best efforts to satisfy the conditions of this Agreement, the Fund or the Adviser shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  SECTION 6. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser herein contained, to the performance by the Fund and the Adviser of their respective obligations hereunder, and to the following further conditions:

                           (a)      The Registration Statement shall have become
effective not later than 5:30 P.M. on the date hereof, or with the consent of the Underwriters, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriters, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Fund has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 497(h) of the Rules and Regulations within the prescribed time period, and prior to Closing Time the Fund shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

                           (b)      At Closing Time the Underwriters shall
have received:

                                    (1) The favorable opinion, dated as of
         Closing Time, of Ropes & Gray, counsel for the Fund, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                         (i)      The Fund has been duly
         organized and is validly existing as an unincorporated association commonly referred to as a business trust under the laws of The Commonwealth of Massachusetts.

                                         (ii)     The Fund has power and
         authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

                                         (iii)    The outstanding Common
         Shares have been duly authorized and validly issued and are fully paid and nonassessable (except as set forth in the Statement of Additional Information).

                                         (iv)     The Shares have been duly
         authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable (except as set forth in the Statement of Additional Information); and the issuance of the Shares is not subject to preemptive or other similar rights.

                                         (v)      Each of this Agreement and
         the Pricing Agreement has been duly authorized, executed and delivered by the Fund.

                                         (vi)     The Registration Statement
         is effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                         (vii)    At the time the
         Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and other financial data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations. The Rule 434 Prospectus conforms to the requirements of Rule 434 in all material respects.

                                         (viii)   The authorized shares of
         beneficial interest of the Fund conform in all material respects to the description thereof contained in the Prospectus under the captions "Description of AMPS" and "Description of Capital Stock", and the form of certificate used to evidence the Shares are in proper form and comply with all applicable statutory requirements.

                                         (ix)     To their knowledge, there
         are no legal or governmental proceedings pending or threatened against the Fund which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                                         (x)      To their knowledge, (i)
         there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described in the Registration Statement or to be filed as exhibits thereto which are not so described therein or filed as exhibits thereto, and (ii) the descriptions thereof are correct in all material respects.

                                         (xi)     No consent, approval,
         authorization or order of any court or governmental authority or agency is required in connection with the sale of the Shares to the Underwriters, except such as has been obtained under the 1933 Act, the 1940 Act or the Rules and Regulations or such as may be required under state securities laws; and to their knowledge, the execution and delivery of this Agreement, the Pricing Agreement, the Auction Agent Agreement, or the Letter of Representations and the consummation of the transactions contemplated herein and therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor to their knowledge will such action result in any violation of the provisions of the Declaration of Trust or By-laws, or any law, administrative regulation or administrative or court decree.

                                         (xii)    The Management Contract and
         the Custodian Agreement have each been duly authorized, executed and delivered by the Fund; the Management Contract complies with Section 15(a) of the 1940 Act and the Custodian Agreement complies, in all material respects, with all applicable provisions of the 1940 Act.

                                         (xiii)   The Fund is registered with

         the Commission under the 1940 Act as a closed-end diversified management investment company, and all required action has been taken by the Fund under the 1940 Act and the published rules and regulations thereunder to make the public offering and consummate the sale of the Shares pursuant to this Agreement; and the provisions of the Declaration of Trust and the By-laws comply as to form in all material respects with the requirements of the 1940 Act.

                                         (xiv)    The information in the
         Prospectus under the caption "Taxes", to the extent that it constitutes matters of law or legal conclusions, provides a fair summary of such law or conclusions.

                                         (xv)     The Auction Agent Agreement
         and the Letter of Representations each have been duly authorized, executed and delivered by the Fund.

                                     (2) The favorable opinion, dated as of
         Closing Time, of [William H. Woolverton, Esq.], general counsel to the Adviser, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                         (i)      The Adviser has been duly
         organized as a limited liability company under the laws of [the State of Delaware] with corporate power and authority to conduct its business as described in the Prospectus.

                                         (ii)     The Adviser is duly
         registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such Acts, from acting under the Management Contract for the Fund as contemplated by the Prospectus.

                                         (iii)    This Agreement has been
         duly authorized, executed and delivered by the Adviser; the Management Contract is in full force and effect and constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and, to the best of his knowledge and information, neither the execution and delivery of this Agreement or the Management Contract nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice or lapse of time or both, a default under, any material agreement or instrument to which it is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to the Adviser of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its respective properties or operations.

                                         (iv)     To the best of such
         counsel's knowledge and information, the description of the Adviser in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                         (v)      To the best of such
         counsel's knowledge and information, no default by the Fund exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease described in the Registration Statement or filed as exhibits thereto.

                                     (3) The favorable opinion, dated as of
         Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to the matters set forth in (i), (iv) to
         (vii), inclusive, and (xiii) of subsection (b)(1) of this Section.

                                     (4) In giving their opinions required by
         subsection (b)(1) and (b)(3), respectively, of this Section, Ropes & Gray and Skadden, Arps, Slate, Meagher & Flom LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (excluding the financial statements and other financial data included therein, as to which such counsel need express no belief), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the financial statements and other financial data included therein, as to which such counsel need express no belief), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinion, Ropes & Gray may state that their opinion is limited to matters governed by the Federal laws of the United States and the laws of The Commonwealth of Massachusetts. Ropes & Gray, Mr. Woolverton, Skadden, Arps, Slate, Meagher & Flom LLP and PricewaterhouseCoopers L.L.P. may rely, as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Fund and the Adviser.

                           (c)      At Closing Time (i) the Registration
Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations, and the Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, of the Fund or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Prospectus, (iii) the Adviser shall have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus,
(iv) no proceedings shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Fund or the Adviser other than as set forth in the Registration Statement and the Prospectus and (v) Moody's Investors Service, Inc. ("Moody's") and Fitch ICBA, Inc. ("Fitch") shall have confirmed that the Shares have been rated "AAA" and AAA, respectively, by such agencies; and the Underwriters shall have received, at Closing Time, a certificate of the Fund signed by the President or Treasurer of the Fund and of the Adviser signed by the President, a Managing Director or a Vice President of the Adviser dated as of Closing Time, evidencing compliance with the appropriate provisions of this subsection (c), together with true and correct copies of letters from Moody's and Fitch confirming their rating. As used in this subsection (c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

                           (d)      At Closing Time, the Underwriters shall
have received certificates, dated as of Closing Time, (i) of the Fund signed by the President or Treasurer of the Fund to the effect that the representations and warranties of the Fund contained in Section l(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) of the Adviser signed by the President, a Managing Director or a Vice President of the Adviser to the effect that the representations and warranties of the Adviser contained in Sections l(a) and
(b) are true and correct with the same force and effect as though expressly made at and as of Closing Time.

                           (e)      At the time of execution of this Agreement,
the Underwriters shall have received from PricewaterhouseCoopers L.L.P., a letter, dated the date hereof, in form and substance satisfactory to the Underwriters, to the effect that:

                                        (1) they are independent accountants
         with respect to the Fund within the meaning of the 1933 Act and the Rules and Regulations;

                                        (2) in their opinion, the financial
         statements examined by them and included in the Registration Statement complies as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1940 Act and the Rules and Regulations;

                                        (3) they have performed specified
         procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Fund, a reading of the minute books of the Fund, inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that during the period from April 30, 2000 to a specified date not more than three days prior to the date of this Agreement, there was any change in the shares of beneficial interest of the Fund or any increase in the long-term debt of the Fund, as compared with amounts shown on the audited financial statements included in the Registration Statement, except for changes which the Registration Statement discloses have occurred or may occur; and

                                        (4) in addition to the procedures
         referred to in clause (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Fund.

                           (f)      At Closing Time, the Underwriters shall have
received from PricewaterhouseCoopers L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the "specified date" referred to shall be a date not more than three days prior to Closing Time.

                           (g)      At Closing Time, counsel for the
Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and to pass upon related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 7 and 8 hereof shall survive any such termination and remain in full force and effect.

                           (h)      At Closing Time, the Fund's Trustee will
have approved Amendment No. 6 to the Bylaws in form and substance similar in all material respects to the form filed with the Commission as an exhibit to the Registration Statement.

                  SECTION 7. Indemnification. (a) The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                                        (1) against any and all loss, liability,
         claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including the information deemed to be a part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                        (2) against any and all loss, liability,
         claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Fund and the Adviser; and

                                        (3) against any and all expenses
         whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and provided further, the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of the Underwriters if the person asserting any such losses, claims, damages or liabilities purchased Shares (or to the benefit of any person controlling any such Underwriters) if a copy of the Prospectus (as then amended or supplemented if the Fund shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if such is required by law, at or prior to the written confirmation of the sales of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                           (b)      The Underwriters agree to indemnify and hold
harmless the Fund and the Adviser, their respective trustees or directors, as the case may be, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 of the Rules and Regulations, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                           (c)      Each indemnified party shall give notice as
promptly as reasonably practical to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                           (d)      If at any time an indemnified party shall
have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party objecting to the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                  SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

                  The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund and the Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 8, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 8, each person, if any, who controls any Underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriters, and each trustee and director of the Fund and the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund and the Adviser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Fund.

                  SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the Pricing Agreement, or contained in certificates of officers of the Fund or the Adviser submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriters or any controlling person, or by or on behalf of the Fund or the Adviser or any controlling person and shall survive delivery of the Shares to the Underwriters.

                  SECTION 10. Termination of Agreement. (a) The Underwriters may terminate this Agreement, by written notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in the Common Shares has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc.
or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal, New York or Massachusetts authorities. As used in this
Section 10, the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

                           (b)      If this Agreement is terminated pursuant
to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, 4 World Financial Center, New York, New York 10281-1209, attention of Francis Constable; notices to the Fund or the Adviser shall be directed to each of them at One Post Office Square, Boston, Massachusetts 02109, attention of John R. Verani, Vice President.

                  SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund and the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. Liability of Shareholders, Trustees and Officers. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of the Fund arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

                  SECTION 14. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to the agreements made and to be performed in such State. Specified times of day refer to New York City time.

                  If the foregoing is in accordance with your understanding of our Agreement, please sign and return to the Fund and the Adviser a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Fund and the Adviser and in accordance with its terms.

                                           Very truly yours,
                                           PUTNAM MUNICIPAL BOND FUND

                                           By:_________________________________
                                                Authorized Officer

                                           PUTNAM INVESTMENT MANAGEMENT, LLC
                                           By:_________________________________
                                                Authorized Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED


By:_______________________________________
   Authorized Officer

SCHEDULE I


                                        SERIES A

                                                                                   NUMBER OF
NAME OF UNDERWRITER                                                           INITIAL SECURITIES
-------------------                                                           ------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                   2,920


Total                                                                                2,920





                                        SERIES B

                                                                                   NUMBER OF
NAME OF UNDERWRITER                                                           INITIAL SECURITIES
-------------------                                                           ------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated

A.G. Edwards & Co.

Salomon Smith Barney

Total                                                                                2,400

                                                                       EXHIBIT A
                                  $133,000,000

                          PUTNAM MUNICIPAL INCOME FUND
                        (a Massachusetts business trust)

               AUCTION RATE MUNICIPAL PREFERRED SHARES [AMPS"(R)]

                              2,920 Shares Series A

                              2,400 Shares Series B

                    Liquidation Preference, $25,000 Per Share

                                PRICING AGREEMENT

                                                                October __, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
    4 World Financial Center
    New York, New York 10281-1201

     As Representative of the Several Underwriters

Dear Sirs and Mesdames:

                  Reference is made to the Purchase Agreement, dated October 29, 2001 (the "Purchase Agreement"), relating to the purchase by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several Underwriters listed on Schedule I to the Purchase Agreement (the "Underwriters") of 2,920 Auction Rate Municipal Preferred shares of beneficial interest, Series A (the "Series A AMPS") and 2,400 Auction Rate Municipal preferred shares of beneficial interest, Series B (the "Series Auction Rate Municipal Preferred," and with the Series A AMPS, the "Shares), all without par value and with a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) of Putnam Municipal Bond Fund (the "Fund").

-------------------
(R) Registered trademark of Merrill Lynch & Co., Inc.

                  Pursuant to Section 2 of the Purchase Agreement, the Fund agrees with the Underwriters as follows:

         1. The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be $25,000, plus accumulated dividends, if any, from the date of original issue.

         2. The purchase price per share for the Series A AMPS to be paid by the Underwriters shall be $___________ plus accumulated dividends, if any from the date of the initial issue, being an amount equal to the initial public offering price.

         3. The purchase price per share for the Series B AMPS to be paid by the Underwriters shall be $25,000, plus accumulated dividends, if any, from the date of original issue, being an amount equal to the initial public offering price set forth above less $___ per share.

         4. The dividend rate on the Series A AMPS for the initial dividend period ending November __, 2001 will be ___% and the dividend rate on the Series B AMPS for the initial dividend period ending November __, 2001 will be %.


                  A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of the Fund arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Fund in accordance with its terms.

                                          Very truly yours,
                                          PUTNAM MUNICIPAL BOND FUND

                                          By:_________________________________
                                              Authorized Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED


By:________________________________________
   Authorized Officer

                                      3